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                                                                 EXHIBIT 3.1

                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                            NABORS INDUSTRIES, INC.


The present name of the corporation is Nabors Industries, Inc. (hereinafter called the "Corporation"). The name under which the Corporation was originally incorporated was Anglo Company, Inc. The original Certificate of Incorporation was filed with the Secretary of State of Delaware on May 3, 1978. A Restated Certificate of Incorporation was duly adopted by the then sole stockholder of the Company on July 8, 1986 and filed with the Secretary of State of Delaware on August 5, 1986. Pursuant to a Plan of Reorganization which was confirmed by the United States Bankruptcy Court, Southern District of New York in an order dated April 7, 1988, a Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on May 12, 1988.

This Restated Certificate of Incorporation was duly adopted in accordance with
Section 245(b) of the Delaware General Corporation Law. The Restated Certificate of Incorporation restates and integrates and does not further amend the provisions of the Restated Certificate of Incorporation, as amended, and there is no discrepancy between those provisions and the provisions of the Restated Certificate of Incorporation hereinafter set forth.

         First:  The name of the Corporation is Nabors Industries, Inc.

         Second: The address of the Corporation's registered office in the State of Delaware is 1013 Centre Rd., Wilmington, Delaware 19805, County of New Castle. The name of the Corporation's registered agent at such address is United States Corporation Company.

         Third: The nature of the business of or purpose to be conducted or promoted by the Corporation is:

                 To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         Fourth: (a)      The total number of shares which the Corporation
         shall have the authority to issue is Two-hundred and eighteen million (218,000,000) shares, of which Two hundred eight million (208,000,000) shares will consist of Capital Stock having a par value of ten cents ($.10) and ten million (10,000,000) shares will consist of Preferred Stock having a par value of ten cents ($.10) per share. The Capital Stock will consist of two-hundred million (200,000,000) shares of Common Stock, and eight million (8,000,000) shares of Class B Stock. All shares of capital stock will be identical and will entitle the holders thereof to the same rights and




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         privileges except as otherwise provided in this Restated Certificate of Incorporation.

                 (b)      [Omitted.]

                 (c) For the purposes of this Article Fourth and Article Eighth a person shall be deemed to be a Permitted Transferee of a transferor (1) in the case of a transferor who is the holder of record and beneficial owner of the Class B Stock, if such person (i) is the spouse, children, parents or siblings of such transferor; (ii) is the estate of such transferor; (iii) is a Trust established for the sole benefit of such transferor and/or any persons in clause (i) and (ii) above; or (iv) directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with such transferor; (2) in the case of a transferor who is the record (but not beneficial) owner of the Class B Stock, if such person (i) is the beneficial owner or (ii) is a Permitted Transferee of such beneficial owner determined pursuant to clause (1) hereof.
         For the purposes of this Article Fourth, "control" of a person shall be defined as at least 80% of the beneficial interest is such person.

                 (d) Shares of Class B Stock shall be identical to and entitle the holders thereof to the same rights and privileges as shares of Common Stock, except as otherwise provided in this Restated Certificate of Incorporation:

                 (1) Voting. Except as set forth in this subparagraph or as otherwise required by law, each outstanding share of Class B Stock shall not be entitled to vote on any matter on which the stockholders of the Corporation shall be entitled to vote, and shares of Class B Stock shall not be included in determining the number of shares voting or entitled to vote on any such matters. On any matter on which the holders of shares of Common Stock and Class B Stock are entitled to vote, all classes of Capital Stock entitled to vote shall vote together as a single class, and each holder of shares of Class B Stock entitled to vote shall be entitled to one vote for each share of such stock held by such holder; provided, however, that notwithstanding the foregoing, holders of shares of Class B Stock shall be entitled to vote as a separate class on any amendment to this subparagraph (d)(1) and on any amendment, repeal or modification of any provision of this Restated Certificate of Incorporation that adversely affects the powers, preferences or special rights of holders of the Class B Stock or of Regulated Stockholders (as defined below).

                 (2) Dividends. The Board of Directors of the Corporation may cause dividends to be paid to holders of shares of Capital Stock out of funds legally available for the payment of dividends. Any





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                 dividend or distribution on the Capital Stock shall be payable on shares of Common Stock and Class B Stock share and share alike; provided, however, that in the case of dividends payable to the holders of Class B Stock in shares of Capital Stock, or options, warrants or rights to acquire shares of such Capital Stock, or securities convertible into or exchangeable for shares of such Capital Stock, the shares, options, warrants, rights or securities so payable shall be payable in shares of, or options, warrants or rights to acquire or securities convertible into or exchangeable for, Class B Stock.

                 (3) Conversion. Shares of Class B Stock may be converted into shares of Common Stock at any time at the option of the holder; provided, however, that no holder of shares of Class B Stock shall be entitled to convert any shares to the extent that as a result of such conversion such holder and its Affiliates (as defined below), directly or indirectly, would own, control or have the power to vote a greater number of shares of Common Stock or other securities of any kind issued by the Corporation than such a holder and its Affiliates shall be permitted to own, control or have the power to vote under any law, regulation, rule or other requirement of any governmental authority at the time applicable to the holder or its Affiliates. Upon the transfer of Class B Stock to any person who is not a Permitted Transferee of the transferor, such shares of Class B Stock so transferred will automatically become shares of Common Stock. For purposes of this Article Fourth [(d)](3), an "Affiliate" of any person shall mean any other person, directly or indirectly, controlling, controlled by or under common control with such person.

                 (4) Stock Splits; Adjustments. If the Corporation shall in any manner subdivide (by stock split, stock dividend or otherwise) or combine (by reverse stock split or otherwise) the outstanding shares of the Common Stock or the Class B Stock, the outstanding shares of each other class of Capital Stock shall be subdivided or combined, as the case may be, to the same extent, share and share alike, and effective provisions shall be made for the protection of the conversion rights hereunder.

                          In case of any reorganization, reclassification or
                 change of shares of the Capital Stock (other than a change in par value or from par to no par value as a result of a subdivision or combination), or in case of any consolidation of the Corporation with one or more corporations or a merger of the Corporation with another corporation, or in the case of any sale, lease or other disposition of all or substantially all of the assets of the Corporation, each holder of a share of Class B Stock shall have the right at any





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                 time thereafter, so long as the conversion right hereunder with respect to such share would exist had such event not occurred, to convert such share into the kind and amount of shares of stock and other securities and properties (including cash) receivable upon such reorganization, reclassification, change, consolidation, merger, sale, lease or other disposition by a holder of the number of shares of Capital Stock into which such shares of Class B Stock might have been converted immediately prior to such reclassification, change, consolidation, merger, sale, lease or other disposition. In the event of such a reorganization, reclassification, change, consolidation, merger, sale, lease or other disposition, effective provision shall be made in the certificate of incorporation of the resulting or surviving corporation or otherwise for the protection of the conversion rights of the shares of Class B Stock, as nearly as reasonably may be, to any such other shares of stock and other securities and property deliverable upon conversion of shares of Class B Stock into which such Class B Stock might have been converted immediately prior to such event. The Corporation shall not be a party to any merger, consolidation or recapitalization pursuant to which any Regulated Stockholder (as defined below) would be required to take (i) any voting securities which would cause such holder to violate any law, regulation or other requirement of any governmental body applicable to such holder, or (ii) any securities convertible into voting securities which, if such conversion took place, would cause such holder to violate any law, regulation or other requirement of any governmental body applicable to such holder other than securities which are specifically provided to be convertible only in the event that such conversion may occur without any such violation. For purposes of this paragraph
                 (d), the term "Regulated Stockholder" shall mean any stockholder who acquires Class B Stock from the Corporation, or any Permitted Transferee thereof, that is subject to the provisions of Regulation Y of the Board of Governors of the Federal Reserve System (12 C.F.R. Part 225) or any successor to such regulation.


         (e) The Board of Directors is expressly authorized to adopt, from time to time, a resolution or resolutions providing for the issue of Preferred Stock in one or more series, with such voting powers, full or limited, or without voting powers, and with such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as shall be expressed in such resolution or resolutions, including, without limiting the generality of the foregoing, the following:

               (1)        the designation and number of shares or series;





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               (2)      the dividend rate of such series, the conditions and
                        dates upon which such dividends shall be payable, the preference or relation of such dividends to dividends payable on any other class or classes of Capital Stock of the Corporation, and whether such dividends shall be cumulative or noncumulative;

               (3) whether the shares of such series shall be subject to redemption by the Corporation, and, if made subject to such redemption, the times, prices, rates, adjustments and other terms and conditions of such redemption;

               (4) the terms and amount of any sinking or similar fund provided for the purpose or redemption of the shares of such series;

               (5) whether the shares of such series shall be convertible into or exchangeable for shares of Capital Stock or other securities of the Corporation or of any other corporation, and, if provision be made for conversion or exchange, the times, prices, rates, adjustments and other terms and conditions of such conversion or exchange;

               (6) the extent, if any, to which the holders of the shares of such series shall be entitled to vote as a class or otherwise with respect to the election of directors or otherwise;

               (7) the restrictions and conditions, if any, upon the issue or reissue of any additional Preferred Stock ranking on a parity with or prior to such shares as to dividends or upon dissolution;

               (8) the rights of the holders of the shares of such series upon the dissolution of, or upon the distribution of assets of, the Corporation, which rights may be different in the case of voluntary dissolution than the case of involuntary dissolution; and

               (9) any other relative rights, preferences or limitations of shares of such series consistent with this Article Fourth (e) and applicable law.

         Fifth:  (a)      The Chairman, Vice Chairman, President, any Vice
President or the Secretary shall call a special meeting of the stockholders at the written request of the holders of record of not less than fifty percent (50%) of the total number of shares of stock then issued and outstanding and entitled to vote. Such written request shall state the purpose or purposes of the meeting and be delivered to the Chairman, Vice Chairman, President, and Vice President or the Secretary of the Corporation. In the event such request has been made and the





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Chairman, Vice Chairman, President, any Vice President or the Secretary shall not have mailed the notice of such meeting within sixty (60) days after receipt of such request, then the holders of shares that made such request may designate in writing one of their members to call such meeting, and such person so designated may determine the time and the place in the Borough of Manhattan, the City of New York for such meeting and may call such meeting at the expense of the Corporation by mailing notice thereof in the manner required for special meetings of the stockholders as provided in the By-Laws. Any such person so designated shall have access to the stock books of the Corporation for the purpose of causing such meeting to be called pursuant to these provisions. Notwithstanding the provisions of this paragraph (a) of this Article Fifth, unless called by the Board of Directors, no such special meeting shall be held during the ninety (90) day period preceding the date fixed for the annual meeting of stockholders.

         (b) Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a written consent, setting forth the action so taken, shall be signed by each holder of stock entitled to vote on the matter, and a copy of such written consent shall be filed in the minute book of the Corporation.

         Sixth:  (a)      (1)     The business and affairs of the Corporation
                          shall be managed by or under the direction of the Board of Directors initially consisting of six (6) directors. The number of directors may be increased or decreased (but to no more than eleven (11) nor fewer than five (5) directors) from time to time by resolution adopted by the affirmative vote of a majority of the Board of Directors then in office, provided that a quorum is present. In no case will a decrease in the number of directors shorten the term of any incumbent director.

                          (2) Except as otherwise provided in this Article Sixth or by law, the directors shall be elected at the annual meeting of stockholders. The election of directors of the Corporation shall be by a plurality of the votes cast, but need not be by written ballot.

                          (3) Effective as of the Annual Meeting of Stockholders in 1994, the Board of Directors shall be divided into three classes, designated Class I, Class II and Class III, as nearly equal in number as possible. The term of one class shall expire at each annual meeting of stockholders, and in all cases each director shall serve until his or her successor shall be elected and shall qualify, subject, however to prior death, resignation, retirement, disqualification or removal from office. The initial term of office for directors of Class I





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                          shall expire in one year, at the Annual Meeting of
                          Stockholders in 1995, that of Class II shall expire in two years at the Annual Meeting of Stockholders in 1996 and that of Class III shall expire in three years, at the Annual Meeting of Stockholders in 1997. Additional directorships resulting from an increase in the number of directors shall be apportioned among the classes as equally as possible. At each Annual Meeting of Stockholders, the number of directors equal to the number of directors of the class whose term expires at the time of such meeting (or, if less, the number of directors properly nominated and qualified for election) shall be elected to hold office until the third succeeding Annual Meeting of Stockholders after their election. Any vacancy on the Board of Directors or newly created directorships that result from an increase in the authorized number of directors may be filled by a majority of directors then in office, even if less that a quorum, or by a sole director so elected. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same term of the class of his or her predecessor.

         (b) No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

         Seventh:          (a)     Each person who was or is made a party or is
threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter collectively referred to as a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA





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excise taxes or penalties and amounts paid or to be paid in settlement)
reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators.

         (b) The right to indemnification conferred in this Section shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

         (c) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-laws, agreement, vote of stockholders or disinterested directors or otherwise.

         (d) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

         (e) Any repeal or modification of this Section directly or indirectly, such as by adoption of an inconsistent provision of this Certificate of Incorporation, shall not apply to or have any effect on the rights of any officer and director to indemnification and advancement of expenses with respect to any acts or omissions occurring prior to such repeal or modification.

         (f) If this Section or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director and officer of the Corporation as to expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) with respect to any proceeding to the full extent permitted by any applicable portion of this Section that shall not have been invalidated and to the full extent permitted by applicable law.





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         Eighth: (a)      [Omitted.]

         (b)     [Omitted.]

         (c) Nothing contained in this Article Eighth shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.

         (d)     For the purpose of this Article Eighth:

                 (1) The term "Capital Stock" shall mean all capital stock of the Corporation authorized to be issued from time to time under Article Fourth of this Restated Certificate of Incorporation. The term "Voting Stock" shall mean Common Stock which by its terms may be voted on all matters submitted to stockholders of the Corporation generally but shall not mean Class B Stock which has no voting privileges.

                 (2) The term "person" shall mean any individual, firm, corporation or other entity.

                 (3) The term "Special Transaction" means any merger or consolidation, sale of all or substantially all of the assets of the Corporation, liquidation or Interested Shareholder Transaction but does not include any merger if (i) the Corporation is the surviving entity, (ii) such merger calls for the issuance of Common Stock equal to less than 18 1/2% of the Common Stock to be outstanding after the merger, unless the approval of the Shareholders is required for such merger, and (iii) the rights of the holders of Stock and Class A Stock shall not be otherwise affected by such merger.

                 (4) The term "Interested Shareholder" shall mean (a) any person (other than the Corporation or any Subsidiary, or any pension, profit sharing, employee stock ownership or other employee benefit plan of the Corporation or any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who is the beneficial owner of Voting Stock and who is alone or together with others in control (as such term is defined in Rule 12b-2 adopted under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor provision), of the Corporation or (b) any person who is either a director or an officer of the Corporation.

                 (5) An "Interested Shareholder Transaction" shall mean any going-private transaction (as defined below) or merger, sale of all or substantially all assets of the Corporation or any other form of corporate reorganization involving the Corporation, if as a result thereof any Interested Shareholder retains or obtains an interest in





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                 the Corporation, the surviving entity or the purchaser of the assets which is different from the interest retained or obtained by other holders of the Corporation's Capital Stock or which is disproportionate to the interest retained or obtained by such holders. For purposes of this subparagraph
                 (5) a "going private transaction" shall have the meaning given a "Rule 13e-3 transaction" in Rule 13e-3 adopted under the Exchange Act, or any successor provision.

                 (6) The term "Subsidiary" means any corporation of which a majority of any class of equity security is beneficially owned by the Corporation, as well as any Permitted Transferee of the Corporation which is controlled by the Corporation.

                 (7) A person shall be a "beneficial owner" of any Capital Stock (a) which such person or any of its Permitted Transferees beneficially owns, directly or indirectly; (b) which such person or any of its Permitted Transferees has, directly or indirectly, (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to an agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote for the election of directors pursuant to any agreement, arrangement or understanding; or (c) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Permitted Transferees has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of any shares of Capital Stock.

         (e)     [Omitted.]

         Ninth: A majority of Directors shall have the power and duty to determine for the purposes of Article Fourth and Article Eighth, on the basis of information known to them after reasonable inquiry, all questions arising under Article Fourth and Article Eighth, including, without limitation (i) whether a person is an Interested Shareholder, (ii) the number of shares of Capital Stock or other securities beneficially owned by any person, and (iii) whether a person is a Permitted Transferee of another.

         Tenth:  The duration of the Corporation shall be perpetual.

         Eleventh:        The Board of Directors of the Corporation shall have
the power, without the assent or vote of the stockholders, to make By-Laws for the Corporation, and to amend, alter or repeal the same.





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         IN WITNESS WHEREOF, NABORS INDUSTRIES, INC. has caused this Restated
Certificate of Incorporation to be signed by Anthony G. Petrello, its
President, this    4th    day of    March   , 1997.
                ---------        -----------



     /s/ Anthony G. Petrello
----------------------------------
Anthony G. Petrello, President





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